                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION


                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No. 2)


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   APARTMENT INVESTMENT AND MANAGEMENT COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                   APARTMENT INVESTMENT AND MANAGEMENT COMPANY
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(h)(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

                     1873 SOUTH BELLAIRE STREET, SUITE 1700

                          DENVER, COLORADO 80222-4348

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                         TO BE HELD ON APRIL [  ], 1998



    You are cordially invited to attend the 1998 Annual Meeting of Stockholders (the "Meeting") of APARTMENT INVESTMENT AND MANAGEMENT COMPANY (the "Company")
to be held on [     ], April [  ], 1998, at 9:00 a.m. at the principal executive offices of the Company at 1873 South Bellaire Street, Suite 1700, Denver, Colorado 80222-4348, for the following purposes:


    1. To elect six directors, for a term of one year each, until the next Annual Meeting of Stockholders and until their successors are elected and qualify;

    2. To approve an amendment to the Apartment Investment and Management Company 1997 Stock Award and Incentive Plan;

    3. To ratify the sale of an aggregate of 15,000 Class I High Performance Partnership Units of AIMCO Properties, L.P.;

    4. To approve the Apartment Investment and Management Company 1998 Incentive Compensation Plan;

    5. To approve an amendment to the Charter of the Company to increase the authorized capital stock of the Company from 160,750,000 to 510,750,000 shares;

    6. To ratify the selection of Ernst & Young LLP, to serve as independent auditors for the Company for the fiscal year ending December 31, 1998; and

    7. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

    Only stockholders of record at the close of business on March 18, 1998, will be entitled to notice of, and to vote at, the Meeting or any adjournment(s) thereof.

    WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. The proxy is revocable at any time prior to the exercise thereof by written notice to the Company, and stockholders who attend the Meeting may withdraw their proxies and vote their shares personally if they so desire.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Joel F. Bonder

                                          SECRETARY

March   , 1998

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

                     1873 SOUTH BELLAIRE STREET, SUITE 1700

                          DENVER, COLORADO 80222-4348

                            ------------------------

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS


                         TO BE HELD ON APRIL [  ], 1998



    This Proxy Statement is furnished to stockholders of Apartment Investment and Management Company ("AIMCO" or the "Company"), a self-administered and self-managed real estate investment trust ("REIT"), in connection with the solicitation of proxies in the form enclosed herewith for use at the Annual
Meeting of Stockholders of the Company (the "Meeting") to be held on [      ],
April [ ], 1998, at 9:00 a.m. at the principal executive offices of the Company at 1873 South Bellaire Street, Suite 1700, Denver, Colorado 80222-4348, and at any and all adjournments or postponements thereof, for the purposes set forth in the Notice of Meeting. This Proxy Statement and the enclosed form of proxy are
first being mailed to stockholders on or about March   , 1998.


    This solicitation is made by mail on behalf of the Board of Directors of the Company. Costs of the solicitation will be borne by the Company. Further solicitation of proxies may be made by telephone, fax or personal interview by the directors, officers and employees of the Company and its affiliates, who will not receive additional compensation for the solicitation. The Company has retained the services of Corporate Investor Communications, for an estimated fee of $4,500, plus out-of-pocket expenses, to assist in the solicitation of proxies from brokerage houses, banks, and other custodians or nominees holding stock in their names for others. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to stockholders.


    Holders of record of the Class A Common Stock of the Company ("Common Stock") as of the close of business on the record date, March 18, 1998 (the "Record Date"), are entitled to receive notice of, and to vote at, the Meeting. Each share of Common Stock entitles the holder to one vote. At the close of business on the Record Date, there were 41,417,376 shares of Common Stock issued and outstanding.


    Shares represented by proxies in the form enclosed, if the proxies are properly executed and returned and not revoked, will be voted as specified. Where no specification is made on a properly executed and returned proxy, the shares will be voted: FOR the election of all nominees for director; FOR the approval of an amendment to the Apartment Investment and Management Company 1997 Stock Award and Incentive Plan (the "1997 Stock Plan"); FOR the ratification of the sale of Class I High Performance Partnership Units (the "High Performance Units") of AIMCO Properties, L.P. (the "Operating Partnership") to a company owned by certain executive officers of the Company and to the Company's non-employee directors; FOR the approval of the Apartment Investment and Management Company 1998 Incentive Compensation Plan (the "1998 Incentive Compensation Plan"); FOR the approval of an amendment to the Charter of the Company to increase the authorized capital stock of the Company from 160,750,000 to 510,750,000 shares; and FOR the ratification of the selection of Ernst & Young LLP as independent auditors for the calendar year ending December 31, 1998. To be voted, proxies must be filed with the Secretary of the Company prior to voting. Proxies may be revoked at any time before voting by filing a notice of revocation with the Secretary of the Company, by filing a later dated proxy with the Secretary of the Company or by voting in person at the Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the

Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

    The Company's 1997 Annual Report to Shareholders is being mailed with this Proxy Statement. The principal executive offices of the Company are located at 1873 South Bellaire Street, Suite 1700, Denver, Colorado 80222-4348.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    Pursuant to the Company's Charter, directors are elected at each Annual Meeting of Stockholders and hold office for one year, and until their successors are duly elected and qualify. The Company's Bylaws currently authorize a Board of Directors consisting of not fewer than three nor more than nine persons.

    The nominees for election to the six positions on the Board of Directors to be voted upon at the Meeting are Terry Considine, Richard S. Ellwood, Peter K. Kompaniez, J. Landis Martin, Thomas L. Rhodes and John D. Smith. All nominees were elected to the Board of Directors at the last Annual Meeting of Stockholders. Messrs. Ellwood, Martin, Rhodes and Smith (the "Independent Directors") are not employed by, or affiliated with, the Company, other than by virtue of serving as directors of the Company and by virtue of their investment in Common Stock of the Company and High Performance Units of the Operating Partnership. Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy intend to vote for the election of Messrs. Considine, Ellwood, Kompaniez, Martin, Rhodes and Smith to hold office as directors for a term of one year until their successors are elected and qualify at the next Annual Meeting of Stockholders. All nominees have advised the Board of Directors that they are able and willing to serve as directors.

    If any nominee becomes unavailable for any reason (which is not anticipated), the shares represented by the proxies may be voted for such other person or persons as may be determined by the holders of the proxies (unless a proxy contains instructions to the contrary). In no event will the proxy be voted for more than six nominees.

    Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the election of the six nominees named above as directors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE SIX NOMINEES.

          PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE 1997 STOCK PLAN


    It is AIMCO's objective to maximize dividend income and share price appreciation. In furtherance of this policy, AIMCO seeks to make share ownership the primary economic motivation of its officers and directors, and the Company has historically taken the following steps:



    - paying in Common Stock the annual retainer to Independent Directors;



    - providing officers with loans which are recourse as to 25% of the amount borrowed to purchase Common Stock at market prices; and



    - granting options to purchase Common Stock in lieu of cash compensation.


    The Board of Directors has adopted, and stockholders have approved, the 1997 Stock Plan in order to authorize certain of these actions. The total number of shares subject to issuance pursuant to the 1997 Stock Plan is limited to 20 million. There is a further limit equal to 10% of the shares outstanding as of the start of any one year. This latter limit became burdensome during 1997, a year of great growth in which the shares outstanding at year end were 2.7 times the shares outstanding at the start of the year, and the scale of corporate activities (and the number of members of management to be compensated) increased commensurately.


    The Board of Directors has determined that it is in the best interests of the Company to remove the 10% limitation, while retaining the overall limit of 20 million shares of Common Stock, and has adopted, subject to stockholder approval, an amendment to the 1997 Stock Plan (the "Stock Plan Amendment") which has the sole purpose of eliminating the 10% limitation. The complete text of the Stock Plan Amendment is set forth in Annex A to this Proxy Statement. If the 10% limitation is eliminated, the policy of the Board of Directors will be to limit the number of stock options outstanding at any one time to not more than 12% of the total number of shares of Common Stock and Operating Partnership Units outstanding. At February 18, 1998 there were 41,383,597 shares of Common Stock and 5,235,337 OP Units outstanding.



    In addition, the Compensation Committee has adopted the following policies with respect to the issuances of stock options under the Company's stock option plans: (i) options issued under the Company's stock option plans will not be repriced except when necessary to fulfill a legitimate corporate purpose, to maintain option value due to extreme circumstances beyond management's control, and when such repricing is limited to no more than 10% of shares authorized for grant under such plans; (ii) stock options will not be granted with an exercise price below the market price of the Common Stock on the date of grant, and (iii) the Compensation Committee will not make a material change to the plans without obtaining the requisite stockholder approval. Although the Compensation Committee has no present intention of modifying these policies, the policies are not included in the 1997 Stock Plan and, therefore, may be changed at the discretion of the Compensation Committee at any time.



    As of February 18, 1998, an aggregate of 5,906,032 shares of Common Stock had been issued under the 1997 Stock Plan (net of cancelled or expired options) and, after giving effect to the Stock Plan Amendment, an aggregate of 14,093,968 shares of Common Stock (plus any shares that might in the future become available for issuance as a result of terminations or expirations of options) will be available for future grant. The Compensation Committee has issued options to purchase an aggregate of 3,555,000 shares of Common Stock as part of the incentive compensation of Messrs. Considine and Kompaniez. Because this issuance would exceed the number of shares issuable under the 1997 Stock Plan without giving effect to the Stock Plan Amendment, these issuances are conditioned upon stockholder approval of the Stock Plan Amendment.


    The affirmative vote of a majority of the votes cast regarding the proposal is required for approval of the Stock Plan Amendment. Accordingly, abstentions or broker non-votes will not affect the outcome of the vote on the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the proposal to approve the Stock Plan Amendment.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE STOCK PLAN AMENDMENT.


         PROPOSAL 3: RATIFICATION OF THE SALE OF HIGH PERFORMANCE UNITS



    As an additional step in furtherance of the Company's goal of increasing AIMCO's dividend income and share price appreciation by making share ownership the primary economic motivation of its officers and directors, in January 1998, the Company's Operating Partnership sold an aggregate of 15,000 High Performance Units to a joint venture formed by fourteen of the Company's officers and to the Company's four Independent Directors, Messrs. Ellwood, Martin, Rhodes and Smith. Unlike Common Stock, OP Units and options to purchase Common Stock, the High Performance Units provide the following advantages to the Company:



        - AIMCO has received $2,070,000 for an interest that will be of nominal cost to the Company unless the three year Total Return (as defined below) to Company stockholders is significantly better than the industry average (as measured by the Morgan Stanley REIT Index or another well-known industry index) and at least 30%; and


        - any value received by the purchasers is not readily transferable and constitutes a long-term investment in the Company, providing a further substantial and enduring alignment of the long-term economic interests of the Company and its officers and directors.

    The Company's Board of Directors has determined, based upon the advice of an independent valuation expert, that $2,070,000 represents the fair market value of the High Performance Units.


    The fourteen officers have purchased their High Performance Units through SMP I, L.L.C., a Delaware limited liability company ("SMP"), which will hold the High Performance Units for three years. The terms of the limited liability company agreement of SMP restrict the officers' ability to transfer their interests, and provides SMP with a right to repurchase the interest of any officer at the original purchase price if such officer's employment with the Company is terminated for any reason (other than by death or disability). The officers decided to use SMP as a vehicle to purchase the High Performance Units to ensure that there would be no opportunity for the officers to profit from the ownership of High Performance Units before three years have elapsed.



    A family partnership controlled by Terry Considine, the Chairman of the Board and Chief Executive Officer of the Company, and Peter Kompaniez, the President and Vice Chairman of the Company, own approximately 70% and 14%, respectively, of SMP. The remaining interests in SMP are owned by twelve other officers of the Company. Accordingly, Messrs. Considine and Kompaniez will beneficially own 84% of the High Performance Units purchased by SMP. The $1,980,300 purchase price paid by SMP for its 14,350 Units was funded with cash contributions from the participants in SMP, including $1,380,000 from Mr. Considine's family partnership. The remaining $89,700 was paid by the Independent Directors, individually, in exchange for their 650 High Performance Units.



    Holders of High Performance Units have no rights to receive distributions or allocations of income or loss, or to redeem their High Performance Units prior to the date (the "Valuation Date") that is the earlier of (i) January 1, 2001, or (ii) the date on which a change of control (as defined in the Operating Partnership's Agreement of Limited Partnership) occurs. If, on the Valuation Date, the cumulative Total Return of the Company Common Stock from January 1, 1998 to the Valuation Date (the "Measurement Period") exceeds 115% of the cumulative Total Return of a peer group index over the same period, and is at least the equivalent of a 30% cumulative Total Return over three years (the "Minimum Return"), then, on and after the Valuation Date, holders of the 15,000 High Performance Units will be entitled to receive distributions and allocations of income and loss from the Operating Partnership in the same amounts and at the same times (subject to certain exceptions upon liquidation of the Operating Partnership) as would holders of a number of Partnership Common Units ("OP Units") equal to the quotient obtained by dividing (i) the product of (A) 15% of the amount by which the cumulative Total Return of the Company Common Stock over the Measurement Period exceeds the greater of 115% of the peer group index or the Minimum Return (such excess being the "Excess Return"), multiplied by (B) the weighted average market value of the Company's equity capitalization (including Common Stock and Operating Partnership Units) by (ii) the market value of one share of Common Stock on the Valuation Date. If, on the Valuation Date, the cumulative Total Return of the Company Common Stock does not satisfy these criteria, then, on and after the Valuation Date, holders of the 15,000 High Performance Units will be entitled to receive distributions and allocations of income and loss from the Operating Partnership in the same amounts and at the same times (subject to certain exceptions upon a liquidation of the Operating Partnership) as would holders of 150 OP Units. For purposes of determining the market value of Common Stock or Operating Partnership Units as of any date, the average closing price of the Common Stock for the 20 trading days immediately preceding such date is used.



    It is expected that the Morgan Stanley REIT Index will be used as the peer group index for purposes of the High Performance Units. The Morgan Stanley REIT Index is a capitalization-weighted index with dividends reinvested of the most actively traded real estate investment trusts. As of March 30, 1998, the Morgan Stanley REIT Index was comprised of 124 real estate investment trusts selected by Morgan Stanley & Co. Incorporated. The Board of Directors of the Company has selected this index because it believes that it is the real estate investment trust index most widely reported and accepted among institutional investors. Although the Board of Directors currently expects to utilize the Morgan Stanley REIT Index to value the High Performance Units, the Board of Directors has the ability to select a different index. The Board of Directors may select a different index if it determines that the Morgan Stanely REIT Index is no longer an appropriate comparison for the Company; if the Morgan Stanley REIT Index is not maintained throughout the Measurement Period; or for any other reason that the Board of Directors determines.


    "Total Return" means, for any security and for any period, the cumulative total return for such security over such period, as measured by (i) the sum of
(a) the cumulative amount of dividends paid in respect of such security for such period (assuming that all cash dividends are reinvested in such security as of the payment date for such dividend based on the security price on the dividend payment date), and (b) an amount equal to (x) the security price at the end of such period, minus (y) the security price at the beginning of such period, divided by (ii) the security price at the beginning of the measurement period; PROVIDED, HOWEVER, that if the foregoing calculation results in a negative number, the "Total Return" shall be equal to zero.

    The High Performance Units are subject to certain restrictions on transfer. SMP may not transfer its High Performance Units until after the Valuation Date, and then only to its participants or to one of their family members (or a family-owned entity). Individuals may not transfer High Performance Units except to a family member (or a family-owned entity) or in the event of death or disability.


    The High Performance Units are not convertible into Common Stock. However, in the event of a change of control of the Company, holders of High Performance Units will have redemption rights similar to those of holders of OP Units. Although the Company does not believe that the sale of the High Performance Units will have an antitakeover effect, the High Performance Units could increase the potential cost of acquiring control of the Company and thereby discourage an attempt to take over control of the Company. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not approved the sale of the High Performance Units with the intention of discouraging any such attempt.



    If the Company's Total Return over the Measurement Period exceeds 115% of the Total Return of the Morgan Stanley REIT Index and exceeds the Minimum Return (30% over three years), then the holders of High Performance Units could be entitled to a significant percentage of future distributions made by the Operating Partnership. This could have a dilutive effect on future earnings per share of Common Stock, and on the Company's equity ownership in the Operating Partnership after the Valuation Date.



    The following table illustrates the value of the 15,000 High Performance Units on the Valuation Date under different circumstances. For purposes of this illustration, the "value" of the High Performance Units is calculated by multiplying (a) 15% of the Excess Return, by (b) the weighted average market value of the Company's equity capitalization (including Common Stock and Operating Partnership Units) over the Measurement Period. This determination of value does not represent the actual fair market value of the High Performance Units on the Valuation Date because the High Performance Units are subject to substantial restrictions on transfer and, in the absence of a change of control, do not entitle the holders thereof to any redemption rights. Except as otherwise indicated, it is assumed, for purposes of the illustration, that: (i) the Valuation Date is January 1, 2001; (ii) the Company's Common Stock has a 38.5% annual Total Return; (iii) the Peer Group Index has a 28% annual Total Return; and (iv) the weighted average market value of outstanding equity (Common Stock and Operating Partnership Units) during the Measurement Period is $3 billion (assumptions (i) - (iv) are referred to as the "Base Case").

    The Total Return of the common stock and the Morgan Stanley REIT Index in the Base Case is equal to the actual Total Returns of the Company Common Stock and the Morgan Stanley REIT Index (the Peer Group Index) from January 1, 1995 through December 31, 1997. However, the Company does not believe that such historical results are the best evidence of future performance. Accordingly, the table below is for illustrative purposes only and there can be no assurance that actual outcomes will be within the ranges used. Some of the factors that could affect the results set forth in the table are the Total Return of the Common Stock relative to the Total Return of the Morgan Stanley REIT Index, and the market value of the average outstanding equity of the Company during the Measurement Period. These factors may be affected by general economic conditions, local real estate conditions and the dividend policy of the Company.



    See page 8 for the historical Total Return of the Morgan Stanley REIT Index and the Company Common Stock.



                                                                                      WEIGHTED
                            CUMULATIVE TOTAL RETURN                                AVERAGE MARKET                  VALUE OF
                               OVER THREE YEARS                                       VALUE OF                       HIGH
           ---------------------------------------------------------                 OUTSTANDING      EXCESS     PERFORMANCE
           COMPANY COMMON       PEER      115% OF PEER     MINIMUM      EXCESS         EQUITY       SHAREHOLDER     UNITS
                STOCK       GROUP INDEX    GROUP INDEX     RETURN      RETURN(1)    (MILLIONS)(2)   RETURN (3)   (MILLIONS)(4)
           ---------------  ------------  -------------  -----------  -----------  ---------------  -----------  ------------
(5)               165.5%         100.8%      115.9%              30%       49.6%      $   3,000      $   1,488    $    223.2
(6)               204.9%         100.8%      115.9%              30%       89.0%      $   4,000      $   3,560    $    534.0
(7)               165.5%         204.9%      235.6%              30%          0%      $   3,000      $       0    $        0
(8)               165.5%             0%        0%                30%      135.5%      $   3,000      $   2,214    $    332.1
(9)               204.9%         100.8%      115.9%              30%       89.0%      $  10,000      $   8,900    $  1,335.0
(10)               26.0%           3.0%       3.5%               30%          0%      $   4,000      $       0    $        0


------------------------------

(1) "Excess Return" is the amount, if any, by which the Total Return of the Company Common Stock over the Measurement Period exceeds the greater of 115% of the Total Return of the Peer Group Index over the Measurement Period or 30%.

(2) As of December 31, 1997, the market value of the Company's outstanding equity (Common Stock and Operating Partnership Units) was $1,684 million.

(3) "Excess Shareholder Return" is calculated by multiplying the Excess Return by the weighted average market value of outstanding equity.

(4) The "Value of High Performance Units" is calculated by multiplying the Excess Shareholder Return by 15%. This overstates the fair market value of the High Performance Units, which must be held by SMP or one of the Independent Directors until after the Valuation Date and thereafter may not be transferred except to a family member (or family-owned entity) or upon the death or disability of a holder and, in the absence of a change of control, do not entitle the holders thereof to any redemption rights.

(5) Base Case.


(6) Base Case, except that the Company Common Stock has a 45% annual Total Return and the weighted average market value of outstanding equity is $4 billion.



(7) Base Case, except that the Peer Group Index has a 45% annual Total Return.


(8) Base Case, except that the Peer Group Index has a negative annual Total Return of 10%.


(9) Base Case, except that the Company Common Stock has a 45% annual Total Return and the weighted average market value of outstanding equity is $10 billion.


(10) Base Case, except that the Company Common Stock has an 8% annual Total Return, the Peer Group Index has a 1% annual Total Return and the weighted average market value of outstanding equity is $4 billion.


    The affirmative vote of a majority of the votes cast regarding the proposal is required for approval of the sale of the High Performance Units. Accordingly, abstentions or broker non-votes will not affect the outcome of the vote on the proposal. Unless instructed to the contrary in the proxy, the shares represented by proxies will be voted FOR the proposal to approve the sale of the High Performance Units.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE SALE OF THE HIGH PERFORMANCE UNITS.

          PROPOSAL 4: APPROVAL OF THE 1998 INCENTIVE COMPENSATION PLAN

    As an additional motivation for the Company's officers to seek increasing dividend income and share price appreciation for the Company's stockholders and to further align the interests of management with the Company's stockholders, the Compensation Committee of the Board of Directors has adopted the 1998 Incentive Compensation Plan. The 1998 Incentive Compensation Plan provides for the payment of annual incentive compensation to the Company's executive officers, in the form of cash or securities, based primarily on a concept of Excess Shareholder Value. "Excess Shareholder Value" is the amount, if any, by which the Total Return of the Company's Common Stock over the year exceeds the Total Return of stocks in the Company's peer group over the same period (up to a maximum of 15% of the peer group's Total Return), multiplied by the weighted average market value of the Company's outstanding equity capitalization (Common Stock and Operating Partnership Units) during the fiscal year. It is expected that the Morgan Stanley REIT Index will be used as the peer group index for purposes of the 1998 Incentive Compensation Plan.

    The 1998 Incentive Compensation Plan is being presented for stockholder approval in order to satisfy one of the requirements of Section 162(m)("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) provides that compensation paid to any employee in excess of one million dollars per year is not deductible unless such compensation is (i) performance-based compensation (as defined under Section 162(m) of the Code), and (ii) paid pursuant to a plan that is approved by stockholders. The 1998 Incentive Compensation Plan is designed to comply with the requirements for "performance-based compensation" under Section 162(m) of the Code. Therefore, if stockholders approve the 1998 Incentive Compensation Plan and amounts in excess of one million dollars are paid thereunder, such amounts will be deductible by the Company. This will result in a greater percentage of dividends received by stockholders being characterized as a return of capital than would be the case if such payments were not deductible. If stockholders do not approve the 1998 Incentive Compensation Plan, no compensation will be paid under this plan. However, in order to properly incentivize management, the Compensation Committee may determine to pay compensation to officers based on the return of the Company's Common Stock relative to the Total Return of the Company's peer group, which could exceed Section 162(m)'s $1 million limit for deductibility. The complete text of the 1998 Incentive Compensation Plan is set forth in Annex B to this Proxy Statement, and the following description is qualified in its entirety by reference thereto.

    The 1998 Incentive Compensation Plan is administered by the Compensation Committee. Under the plan, at the end of each fiscal year, the Compensation Committee will determine the Excess Shareholder Value, if any. The Compensation Committee may award to executive officers of the Company, in the aggregate, up to 15% of the Excess Shareholder Value. The Compensation Committee is not obligated to pay any incentive compensation even if the Excess Shareholder Value is significant. The incentive compensation may be paid in cash, securities of the Company or any combination thereof, as determined by the Compensation Committee.

    The following table illustrates the annual incentive compensation that could be paid under the 1998 Incentive Compensation Plan under various circumstances. The table is for illustrative purposes only and there can be no assurance that actual outcomes will be within the ranges used below, or that the Compensation Committee will determine to pay any or all of the maximum incentive compensation indicated.

                                                                                     WEIGHTED
                                                                                  AVERAGE MARKET
                                                                    MAXIMUM          VALUE OF                             MAXIMUM
                          ANNUAL TOTAL                           EXCESS RETURN     OUTSTANDING                           INCENTIVE
ANNUAL TOTAL RETURN OF   RETURN OF PEER                          (15% OF PEER         EQUITY      EXCESS SHAREHOLDER   COMPENSATION
 COMPANY COMMON STOCK      GROUP INDEX       EXCESS RETURN       GROUP INDEX)       (MILLIONS)     VALUE (MILLIONS)     (MILLIONS)
-----------------------  ---------------  -------------------  -----------------  --------------  -------------------  -------------
          14    %                  10%                 4%               1.50%       $    3,000         $      45         $    6.75
          30    %                  10%                20%               1.50%       $    4,000         $      60         $    9.00
          14    %                  20%                 0%                  0%       $    3,000         $       0         $       0
          14    %                 (10%)                0%                  0%       $    3,000         $       0         $       0
          30    %                  10%                20%               1.50%       $   10,000         $     150         $   22.50
           8    %                   1%                 7%               0.15%       $    4,000         $       6         $    0.90

    The following table shows, for each calendar year commencing January 1, 1994, (i) annual Total Return of the Company Common Stock, (ii) the annual Total Return of the Morgan Stanley REIT Index (which is expected to be used as the Peer Group Index for purposes of the 1998 Incentive Compensation Plan), (iii) the Excess Return of the Company Common Stock, (iv) the maximum Excess Return used for determining incentive compensation (15% of the Total Return of the Peer Group Index), (v) the weighted average market value of the Company's outstanding equity (Common Stock and Operating Partnership Units), and (vi) the maximum incentive compensation that could have been paid for that year if the 1998 Incentive Compensation Plan had been in effect (15% of Excess Shareholder Value). For additional historical information with respect to the return of the Common Stock and other stock indices, see "Stock Price Performance Graph."


YEAR                                                                         1995       1996       1997
-------------------------------------------------------------------------  ---------  ---------  ---------
Annual Total Return of Company Common Stock..............................       21.9%      56.2%      38.2%
Annual Total Return of Morgan Stanley REIT Index.........................      12.90%      35.9%      18.6%
Excess Return............................................................        7.7%      20.4%      19.6%
Maximum Excess Return....................................................       2.13%      5.37%      2.79%
Weighted Average Market Value of Outstanding Equity (millions)...........  $     223  $     331  $     914
Excess Shareholder Value (millions)......................................  $    4.75  $   17.77  $   25.50
Maximum Incentive Compensation (millions)................................  $     0.7  $     2.7  $     3.8


    The affirmative vote of a majority of the votes cast regarding the proposal is required for approval of the 1998 Incentive Compensation Plan. Accordingly, abstentions or broker non-votes will not affect the outcome of the vote on the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the proposal to approve the 1998 Incentive Compensation Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 1998 INCENTIVE COMPENSATION PLAN.

                 PROPOSAL 5: APPROVAL OF INCREASE IN NUMBER OF
                       AUTHORIZED SHARES OF CAPITAL STOCK


    The Board of Directors has approved and adopted, subject to stockholder approval, an amendment to the Company's Charter (the "Charter Amendment") to increase the number of authorized shares of capital stock from 160,262,500 shares to 510,750,000 shares and to reclassify all undesignated preferred stock into Common Stock. The authorized capital stock is currently classified into 150,000,000 shares of Class A Common Stock, 262,500 shares of Class B Common Stock, 750,000 shares of Class B Cumulative Convertible Preferred Stock, 2,760,000 shares of Class C Cumulative Preferred Stock, 4,600,000 shares of Class D Cumulative Preferred Stock, and 1,890,000 shares of preferred stock. As amended, the authorized capital stock will be classified into 502,377,500 shares of Class A Common Stock, 262,500 shares of Class B Common Stock, 750,000 shares of Class B Cumulative Convertible Preferred Stock, 2,760,000 shares of Class C Cumulative Preferred Stock and 4,600,000 shares of Class D Cumulative Preferred Stock. The Board of Directors may classify and reclassify any unissued shares of capital stock into other classes or series of capital stock (including classes or series of preferred stock) by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of capital stock. Of such shares of capital stock, as of the Record Date, 48,919,876 are outstanding, leaving 111,342,624 shares of capital stock available to be issued. The proposed text of the Charter Amendment is attached hereto as Annex C.


    Since the Company's initial public offering on July 29, 1994, its outstanding Common Stock has increased by 322%, with 170% occurring in 1997 alone. The Charter Amendment will provide the Company with additional flexibility to use its capital stock for business and financial purposes. The additional shares will be available for future issuances for cash, for acquisitions of property or shares of other corporations, for stock dividends and stock splits, for employee compensation, and for other corporate purposes of the Company. Unless required to do so by law or the rules of any exchange or trading system upon which the Common Stock is then listed, the Board of Directors would not be required to seek any authorization or approval from the Company's stockholders for the issuance of additional shares of Common Stock or preferred stock.

    All of the increase in shares of capital stock has initially been allocated to the Class A Common Stock. The additional shares of authorized Class A Common Stock would have rights identical to the currently authorized Class A Common Stock, although the Board of Directors may change those rights and preferences by reclassifying such shares into other classes or series of capital stock. Adoption of the Charter Amendment and the issuance of additional shares of capital stock could, among other things, have a dilutive effect on future earnings per share of Common Stock and on the percentage of equity ownership and voting rights of the current stockholders. However, the Board of Directors believes that the benefits of providing the Company with the flexibility to issue shares of capital stock without further stockholder approval and delay outweigh the possible disadvantages of dilution to the current stockholders and that it is prudent and in the best interests of the stockholders to provide the advantage of greater flexibility that will result from the adoption of the Charter Amendment.


    On December 23, 1997, the Company entered into an agreement (the "Ambassador Merger Agreement"), pursuant to which, subject to certain conditions, Ambassador Apartments, Inc. ("Ambassador") will be merged with and into the Company. Pursuant to the Ambassador Merger Agreement, the Company will issue up to a maximum of 7,205,739 shares of Common Stock to current stockholders of Ambassador, based upon the number of shares of Ambassador stock and the number of Ambassador options outstanding as of March 30, 1998.



    On March 17, 1998 the Company signed an agreement (the "Insignia Merger Agreement") to acquire, subject to certain conditions, the multifamily apartment management operations and certain property holdings of Insignia Financial Group, Inc. ("Insignia"). Pursuant to the Insignia Merger Agreement, the Company anticipates issuing, upon fulfillment of certain conditions contained in the Insignia Merger Agreement, approximately 8,300,000 shares of up to two series of convertible preferred stock to the current stockholders of Insignia in exchange for their shares of Insignia's capital stock. Such preferred stock is intended to be convertible into an equal number of shares of Common Stock of the Company, upon approval of the Company's stockholders and the fulfillment of certain additional conditions.



    The Company presently has sufficient authorized and unissued capital stock available to consummate the acquisition of Insignia and Ambassador. Accordingly, an affirmative vote with respect to the Charter Amendment is not required to consummate either transaction, and does not constitute approval by the stockholders of either transaction. It is expected that the Company will hold a special meeting of stockholders later this year to consider the convertibility of the preferred stock to be issued in connection with the Insignia transaction.


    Although the Company does not believe that the Charter Amendment will have an antitakeover effect, the proposed amendment could, under certain circumstances, have such an effect. For example, in the event of a hostile attempt to take over control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of capital stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of antitakeover device.

    The Charter Amendment will not be effective unless and until it is filed with the State Department of Assessments and Taxation of Maryland. If the Charter Amendment is authorized by a vote of the Company's stockholders, the Board intends to file the Charter Amendment with the State Department of Assessments and Taxation of Maryland as soon as practicable following the Meeting.

    The affirmative vote of a majority of the outstanding shares of Common Stock is required for approval of the Charter Amendment. Accordingly, abstentions or broker non-votes will have the effect of a effect of a vote against the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the proposal to approve the Charter Amendment.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE CHARTER AMENDMENT.

         PROPOSAL 6: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The firm of Ernst & Young LLP, the Company's independent auditors for the year ended December 31, 1997, was selected by the Board of Directors, upon the recommendation of the Audit Committee, to act in the same capacity for the fiscal year ending December 31, 1998, subject to ratification by the Company's stockholders. There are no affiliations between the Company and Ernst & Young LLP, its partners, associates or employees, other than as pertain to the engagement of Ernst & Young LLP as independent auditors for the Company in the previous year. Representatives of Ernst & Young LLP are expected to be present at the Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

    The affirmative vote of a majority of the votes cast regarding the proposal is required to ratify the selection of Ernst & Young LLP. Accordingly, abstentions or broker non-votes will not affect the outcome of the vote on the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the proposal to ratify the selection of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 1998.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

                        BOARD OF DIRECTORS AND OFFICERS

    The executive officers of the Company and the nominees for election as directors of the Company, their ages, dates they were first elected and their positions with the Company or on the Board of Directors are set forth below.

NAME                          AGE       FIRST ELECTED                           POSITION
-------------------------     ---     ------------------  ----------------------------------------------------
Terry Considine..........     50          July 1994       Chairman of the Board of Directors and Chief
                                                           Executive Officer
Peter K. Kompaniez.......     52          July 1994       Vice Chairman, President and Director
Joel F. Bonder...........     49        December 1997     Executive Vice President, General Counsel and
                                                           Secretary
Robert Ty Howard.........     40        February 1998     Executive Vice President--Ancillary Services
Steven D. Ira............     47          July 1994       Executive Vice President and Co-Founder
Thomas W. Toomey.........     37         January 1996     Executive Vice President--Finance and Administration
David L. Williams........     52         January 1997     Executive Vice President--Property Operations
Harry G. Alcock..........     34          July 1996       Senior Vice President--Acquisitions
Troy D. Butts............     33        November 1997     Senior Vice President and Chief Financial Officer
Richard S. Ellwood.......     65          July 1994       Director, Chairman, Audit Committee
J. Landis Martin.........     52          July 1994       Director, Chairman, Compensation Committee
Thomas L. Rhodes.........     58          July 1994       Director
John D. Smith............     69        November 1994     Director

    The following is a biographical summary of the experience of the current directors and executive officers of the Company for the past five years or more.

    TERRY CONSIDINE. Mr. Considine has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since July 1994. He is the sole owner of Considine Investment Co. and prior to July 1994 was owner of approximately 75% of Property Asset Management, L.L.C., Limited Liability Company, a Colorado limited liability company, and its related entities (collectively, "PAM"), one of the Company's predecessors. On October 1, 1996, Mr. Considine was appointed Co-Chairman and director of Asset Investors Corp. and Commercial Asset Investors, Inc., two other public real estate investment trusts, and appointed as a director of Financial Assets Management, LLC, a real estate investment trust manager. Mr. Considine has been and remains involved as a principal in a variety of real estate activities, including the acquisition, renovation, development and disposition of properties. Mr. Considine has also controlled entities engaged in other businesses such as television broadcasting, gasoline distribution and environmental laboratories. Mr. Considine received a B.A. from Harvard College, a J.D. from Harvard Law School and is admitted as a member of the Massachusetts Bar.

    Mr. Considine has had substantial multifamily real estate experience. From 1975 through July 1994, partnerships or other entities in which Mr. Considine had controlling interests invested in approximately 35 multifamily apartment properties and commercial real estate properties. Six of these real estate assets (four of which were multifamily apartment properties and two of which were office properties) did not generate sufficient cash flow to service their related indebtedness and were foreclosed upon by their lenders, causing pre-tax losses of approximately $11.9 million to investors and losses of approximately $2.7 million to Mr. Considine.

    PETER K. KOMPANIEZ. Mr. Kompaniez has been Vice Chairman and a director of the Company since July 1994. Since September 1993, Mr. Kompaniez has owned 75% of PDI Realty Enterprises, Inc., a Delaware corporation ("PDI"), one of the Company's predecessors, and serves as its President and Chief Executive Officer. From 1986 to 1993, he served as President and Chief Executive Officer of Heron Financial Corporation ("HFC"), a United States holding company for Heron International, N.V.'s real estate and related assets. While at HFC, Mr. Kompaniez administered the acquisition, development and disposition of approximately 8,150 apartment units (including 6,217 units that have been acquired by the Company) and 3.1 million square feet of commercial real estate. Prior to joining HFC, Mr. Kompaniez was a senior partner with the law firm of Loeb and Loeb where he had extensive real estate and REIT experience. Mr. Kompaniez received a B.A. from Yale College and a J.D. from the University of California (Boalt Hall).

    The downturn in the real estate markets in the late 1980s and early 1990s adversely affected the United States real estate operations of Heron International N.V. and its subsidiaries and affiliates (the "Heron Group"). During this period from 1986 to 1993, Mr. Kompaniez served as President and Chief Executive Officer of Heron Financial Corporation ("HFC"), and as a director or officer of certain other Heron Group entities. In 1993, HFC, its parent Heron International, and certain other members of the Heron Group voluntarily entered into restructuring agreements with separate groups of their United States and international creditors. The restructuring agreement for the United States members of the Heron Group generally provided for the joint assumption of certain liabilities and the pledge of unencumbered assets in support of such liabilities for the benefit of their United States creditors. As a result of the restructuring, the operations and assets of the United States members of the Heron Group were generally separated from those of Heron International and its non-United States subsidiaries. At the conclusion of the restructuring, Mr. Kompaniez commenced the operations of PDI Realty Enterprises, Inc., a Delaware corporation ("PDI"), which was engaged to act as asset and corporate manager of the continuing United States operations of HFC and the other United States Heron Group members for the benefit of the United States creditors. In connection with certain transactions effected at the time of the initial public offering of The Company's Common Stock, Mr. Kompaniez was appointed Vice Chairman of The Company and substantially all of the property management assets of PDI were transferred or assigned to The Company.

    JOEL F. BONDER. Mr. Bonder was appointed Executive Vice President and General Counsel of the Company effective December 8, 1997. Prior to joining the Company, Mr. Bonder served as Senior Vice President and General Counsel of NHP Incorporated from April 1994 until December 1997. Mr. Bonder served as Vice President and Deputy General Counsel of NHP Incorporated from June 1991 to March 1994 and as Associate General Counsel of NHP Incorporated from 1986 to 1991. From 1983 to 1985, Mr. Bonder was with the Washington, D.C. law firm of Lane & Edson, P.C. From 1979 to 1983, Mr. Bonder practiced with the Chicago law firm of Ross and Hardies. Mr. Bonder received an A.B. from the University of Rochester and a J.D. from Washington University School of Law.

    ROBERT TY HOWARD. Mr. Howard was appointed Executive Vice President--Ancillary Services in February 1998. Prior to joining the Company, Mr. Howard served as an officer and/or director of four affiliated companies, Hecco Ventures, Craig Corporation, Reading Company and Decurion Corporation. Mr. Howard was responsible for financing, mergers and acquisitions activities, investments in commercial real estate, both nationally and internationally, cinema development and interest rate risk management. From 1983 to 1988, he was employed by Spieker Properties. Mr. Howard received a B.A. from Amherst College, a J.D. from Harvard Law School and an M.B.A. from Stanford University Graduate School of Business.

    STEVEN D. IRA. Mr. Ira is a Co-Founder of the Company and has served as Executive Vice President of the Company since July 1994. From 1987 until July 1994, he served as President of PAM. Prior to merging his firm with PAM in 1987, Mr. Ira acquired extensive experience in property management. Between 1977 and 1981 he supervised the property management of over 3,000 apartment and mobile home units in Colorado, Michigan, Pennsylvania and Florida, and in 1981 he joined with others to form the property management firm of McDermott, Stein and Ira. Mr. Ira served for several years on the National Apartment Manager Accreditation Board and is a former president of both the National Apartment Association and the Colorado Apartment Association. Mr. Ira is the sixth individual elected to the Hall of Fame of the National Apartment Association in its 54-year history. He holds a Certified Apartment Property Supervisor (CAPS) and a Certified Apartment Manager designation from the National Apartment Association, a Certified Property Manager (CPM) designation from the National Institute of Real Estate Management (IREM) and he is a member of the Boards of Directors of the National Multi-Housing Council, the National Apartment Association and the Apartment Association of Metro Denver. Mr. Ira received a B.S. from Metropolitan State College in 1975.

    THOMAS W. TOOMEY. Mr. Toomey has served as Senior Vice President--Finance and Administration of the Company since January 1996 and was promoted to Executive Vice President--Finance and Administration in March 1997. From 1990 until 1995, Mr. Toomey served in a similar capacity with Lincoln Property Company ("LPC") as Vice President/Senior Controller and Director of Administrative Services of Lincoln Property Services where he was responsible for LPC's computer systems, accounting, tax, treasury services and benefits administration. From 1984 to 1990, he was an audit manager with Arthur Andersen & Co. where he served real estate and banking clients. From 1981 to 1983, Mr. Toomey was on the audit staff of Kenneth Leventhal & Company. Mr. Toomey received a B.S. in Business Administration/ Finance from Oregon State University and is a Certified Public Accountant.


    DAVID L. WILLIAMS. Mr. Williams has been Executive Vice President--Operations of the Company since January 1997. Prior to joining the Company, Mr. Williams was Senior Vice President of Operations at Evans Withycombe Residential, Inc. from January 1996 to January 1997. Previously, he was Executive Vice President at Equity Residential Properties Trust from October 1989 to December 1995. He has served on National Multi-Housing Council Boards and NAREIT committees. Mr. Williams also served as Senior Vice President of Operations and Acquisitions of US Shelter Corporation from 1983 to 1989. Mr. Williams has been involved in the property management, development and acquisition of real estate properties since 1973. Mr. Williams received his B.A. in education and administration from the University of Washington in 1967.


    HARRY G. ALCOCK. Mr. Alcock has served as a Vice President since July 1996, and was promoted to Senior Vice President--Acquisitions in October 1997, with responsibility for acquisition and financial activities since July 1994. From June 1992 until July 1994, Mr. Alcock served as Senior Financial Analyst for PDI and HFC. From 1988 to 1992, Mr. Alcock worked for Larwin Development Corp., a Los Angeles based real estate developer, with responsibility for raising debt and joint venture equity to fund land acquisitions and development. From 1987 to 1988, Mr. Alcock worked for Ford Aerospace Corp. He received his B.S. from San Jose State University.


    TROY D. BUTTS. Mr. Butts has served as Senior Vice President and Chief Financial Officer of the Company since November 1997. Prior to joining the Company, Mr. Butts served as a Senior Manager in the audit practice of the Real Estate Services Group for Arthur Andersen LLP in Dallas, Texas. Mr. Butts was employed by Arthur Andersen, LLP for ten years and his clients were primarily publicly-held real estate companies, including office and multi-family real estate investment trusts. Mr. Butts holds a Bachelor of Business Administration degree in Accounting from Angelo State University and is a Certified Public Accountant.


    RICHARD S. ELLWOOD. Mr. Ellwood was appointed a director of the Company in July 1994 and is currently Chairman of the Audit Committee. Mr. Ellwood is the founder and President of R.S. Ellwood & Co., Incorporated, a real estate investment banking firm. Prior to forming R.S. Ellwood & Co., Incorporated in 1987, Mr. Ellwood had 31 years experience on Wall Street as an investment banker, serving as: Managing Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987; Managing Director at Warburg Paribas Becker from 1978 to 1984; general partner and then Senior Vice President and a director at White, Weld & Co. from 1968 to 1978; and in various capacities at J.P. Morgan & Co. from 1955 to 1968. Mr. Ellwood currently serves as a director of FelCor Suite Hotels, Inc.


    J. LANDIS MARTIN. Mr. Martin was appointed a director of the Company in July 1994 and became Chairman of the Compensation Committee on March 19, 1998. Mr. Martin has served as President and Chief Executive Officer and a Director of NL Industries, Inc., a manufacturer of titanium dioxide since 1987. Mr. Martin has served as Chairman of Tremont Corporation, a holding company operating through its affiliates Titanium Metals Corporation ("TIMET") and NL Industries, Inc. since 1990 and as Chief Executive Officer and a director of Tremont since 1988. Mr. Martin has served as Chairman of TIMET, an integrated producer of titanium since 1987 and Chief Executive Officer since January, 1995. From 1990 until its acquisition by Dresser Industries, Inc. ("Dresser") in 1994, Mr. Martin served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, an oilfield services company. In addition to Tremont, NL and TIMET, Mr. Martin is a director of Dresser, which is engaged in the petroleum services, hydrocarbon and engineering industries.


    THOMAS L. RHODES. Mr. Rhodes was appointed a Director of the Company in July 1994. Mr. Rhodes has served as the President and a Director of NATIONAL REVIEW magazine since November 30, 1992, where he has also served as a Director since 1988. From 1976 to 1992, he held various positions at Goldman, Sachs & Co. and was elected a General Partner in 1986 and served as a General Partner from 1987 until November 27, 1992. He is currently Co-Chairman of the Board, Co-Chief Executive Officer and a Director of Commercial Assets Inc. and Asset Investors Corporation. He also serves as a Director of Delphi Financial Group, Inc. and its subsidiaries, Delphi International Ltd., Oracle Reinsurance Company, and The Lynde and Harry Bradley Foundation. Mr. Rhodes is Chairman of the Empire Foundation for Policy Research, a Founder and Trustee of Change NY, a Trustee of The Heritage Foundation, and a Trustee of The Manhattan Institute.

    JOHN D. SMITH. Mr. Smith was appointed a director of the Company in November, 1994. Mr. Smith is Principal and President of John D. Smith Developments. Mr. Smith has been a shopping center developer, owner and consultant for over 8.6 million square feet of shopping center projects including Lenox Square in Atlanta, Georgia. Mr. Smith is a Trustee and former President of the International Council of Shopping Centers and was selected to be a member of the American Society of Real Estate Counselors. Mr. Smith served as a director for Pan-American Properties, Inc. (National Coal Board of Great Britain) formerly known as Continental Illinois Properties. He also serves as a director of American Fidelity Assurance Companies and is retained as an advisor by Shop System Study Society, Tokyo, Japan.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    The Board of Directors held seven meetings during the year ended December 31, 1997. During 1997, no director attended fewer than 75% of the total number of meetings of the Board of Directors and any committees of the Board of Directors upon which he served. The Board of Directors has established standing audit and compensation committees. There is no standing nominating committee.

    AUDIT COMMITTEE. The Audit Committee currently consists of the four Independent Directors: Messrs. Ellwood (Chairman), Martin, Rhodes and Smith. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit engagement, approves professional services provided by the independent auditors, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met once in 1997.

    COMPENSATION COMMITTEE. The Compensation Committee currently consists of the four Independent Directors: Messrs. Martin (Chairman), Ellwood, Rhodes and Smith. The Compensation Committee determines and reports to the Board of Directors regarding compensation for the Company's executive officers and administers the Company's stock option plans. The Compensation Committee met 2 times in 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee consists of Messrs. Martin (Chairman), Ellwood, Rhodes and Smith. Mr. Rhodes, a member of the Compensation Committee, is a director, co-chairman of the board and co-chief executive officer of Commercial Assets Inc. ("Commercial Assets") and Asset Investors Corporation ("Asset Investors"). Mr. Considine, the Chairman of the Board and Chief Executive Officer of the Company, is also a Director, Co-Chairman of the Board and Co-Chief Executive Officer of Commercial Assets and Asset Investors.

COMPENSATION OF DIRECTORS

    In 1997, the Company paid the Independent Directors an annual fee of 600 shares of the Company's Common Stock, a fee of $1,000 for attendance at each in-person meeting of the Board of Directors, $500 for each in-person meeting of any committee thereof, and $750 for each telephonic meeting of the Board of Directors or any committee thereof. For 1998, Independent Directors will be paid an annual fee of 1,000 shares of Common Stock, a fee of $1,000 for attendance at each in-person meeting of the Board of Directors, $750 for each in-person meeting of any committee thereof, and $750 for each telephonic meeting of the Board of Directors or any committee thereof. Directors who are not Independent Directors do not receive directors' fees.

    Pursuant to The 1994 Stock Option Plan of Apartment Investment and Management Company and Affiliates, each Independent Director, upon joining the Board of Directors, received an initial grant of an option to purchase up to 3,000 shares of Common Stock at the market price of the shares on the date of grant. Following each annual meeting of stockholders, each Independent Director receives an additional option to purchase up to 3,000 shares of Common Stock at the market price of the shares on the date of grant. Such options vest one year after the date of grant.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information available to the Company, as of February 18, 1998, with respect to shares of the Company's Common Stock and OP Units held by (i) each director and the five most highly compensated executive officers who were serving as of December 31, 1997, (ii) all directors and executive officers of the Company as a group and (iii) those persons known to the Company to be the beneficial owners (as determined under the rules of the Commission) of more than 5% of such shares. This table does not reflect options that are not exercisable within 60 days, or the beneficial ownership of High Performance Units by executive officers and directors of the Company. See "PROPOSAL 3: APPROVAL OF THE SALE OF HIGH PERFORMANCE UNITS." The business address of each of the following persons is 1873 South Bellaire Street, Suite 1700, Denver, Colorado 80222-4348, unless otherwise specified.

                                                                      PERCENTAGE OF                     PERCENTAGE OF
NAME AND ADDRESS OF                              NUMBER OF SHARES     COMMON STOCK     NUMBER OF OP   OWNERSHIP OF THE
BENEFICIAL OWNER                                  OF COMMON STOCK      OUTSTANDING       UNITS(1)        COMPANY(2)
-----------------------------------------------  -----------------  -----------------  ------------  -------------------
DIRECTORS & EXECUTIVE OFFICERS:
  Terry Considine..............................    1,777,445(3)(4)            4.3%       783,803(5)             5.5%
  Peter K. Kompaniez...........................      598,430(3)               1.4%        23,625                1.3%
  Steven D. Ira................................      240,897(3)(6)          *             96,373              *
  Thomas W. Toomey.............................      239,632                *                                 *
  Harry G. Alcock..............................       19,842(7)             *                                 *
  Richard S. Ellwood...........................       13,200(8)             *                                 *
  J. Landis Martin.............................       21,700                *                                 *
  Thomas L. Rhodes.............................       39,600(9)             *                                 *
  John D. Smith................................       13,700(10)            *                                 *
  All directors and executive officers as a
    group (13 persons).........................    3,161,425(11)              7.6%       903,801                8.7%
5% OR GREATER HOLDERS
  Cohen & Steers Realty Shares, Inc.
    757 Third Avenue
    New York, New York 10017                       3,575,300                  8.6%                              7.7%
ABKB/LaSalle Securities Limited
  Partnership
  100 East Pratt Street
  Baltimore, Maryland 21202                        2,817,018(12)              6.8%                              6.0%

------------------------

 *  Less than 1.0%

 (1) Through wholly owned subsidiaries, the Company acts as general partner of, and, as of February 18, 1998, holds 89% of the interests in, the Operating Partnership. After a one-year holding period, OP Units may be tendered for redemption and, upon tender, may be acquired by the Company for shares of the Company's Common Stock at an exchange ratio of one share of the Company's Common Stock for each OP Unit (subject to adjustment). If all OP Units were acquired by the Company for the Company's Common Stock (without regard to the Ownership Limit) these shares of the Company's Common Stock would constitute approximately 11% of the then outstanding shares of the Company's Common Stock. OP Units are subject to certain restrictions on transfer.

 (2) On a fully diluted basis, assuming all 5,235,337 OP Units outstanding as of February 18, 1998 are acquired by the Company for shares of the Company's Common Stock without regard to the Ownership Limit.

 (3) Excludes 93,329, 41,438 and 13,821 shares of the Company's Class B Common Stock held by Messrs. Considine, Kompaniez and Ira, respectively, representing 57.4%, 25.5% and 8.5%, respectively of the total number of shares of the Company's Class B Common Stock outstanding. The Company's Class B Common Stock is convertible into an equal number of shares of the Company's Common Stock over a period ending December 31, 1998 if certain performance standards are achieved.


 (4) Includes 1,494,759 shares held by entities in which Mr. Considine holds sole voting and investment power. Mr. Considine holds a 10% and 1% general partnership interest, respectively, in these entities, with the remaining 90% and 99%, respectively, held by trusts for members of Mr. Considine's family, and, accordingly, Mr. Considine disclaims beneficial ownership of 1,380,078 of these shares. This number also includes 74,743 shares held by Mr. Considine's spouse, Elizabeth Considine, for which Mr. Considine disclaims beneficial ownership, and 36,778 shares held by a non-profit corporation in which Mr. Considine has shared voting and investment power with his spouse.

 (5) Includes 161,816 OP Units held by entities in which Mr. Considine has sole voting and investment power, 2,300 OP Units held by the Considine Partnership for 90% of which Mr. Considine disclaims beneficial ownership, and 157,698 OP Units held by Mr. Considine's spouse, for which Mr. Considine disclaims beneficial ownership.

 (6) Includes 48,800 shares subject to options that are exercisable within 60 days.

 (7) Includes 5,241 shares subject to options that are exercisable within 60 days.

 (8) Includes 1,500 shares subject to options that are exercisable within 60 days.

 (9) Includes 8,900 shares of common stock held by the Rhodes Family Foundation.

(10) Includes 9,000 shares subject to options that are exercisable within 60 days.

(11) Includes 64,521 shares subject to options that are exercisable within 60 days.

(12) Includes 937,508 shares beneficially owned by LaSalle Advisors Capital Management, Inc.

                           SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation paid for each of the three fiscal years ended December 31, 1997 to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the "Named Executive Officers").


                                                                                                LONG TERM
                                                                                             COMPENSATION(1)
                                                                                             ----------------
                                                                                                  AWARDS
                                                     ANNUAL COMPENSATION                     ----------------
                                   --------------------------------------------------------     SECURITIES
                                                                          OTHER ANNUAL       UNDERLYING STOCK        ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR     SALARY($)  BONUS($)(2)     COMPENSATION($)     OPTIONS/ SARS(#)     COMPENSATION($)
---------------------------------  ---------  ---------  -----------  ---------------------  ----------------  ---------------------
Terry Considine .................    1997     $ 275,000   $2,060,000               --               --                      --
  Chairman of the Board of           1996       267,500      20,000                --              165,000                  --
  Directors and Chief Executive      1995       257,500       6,000            --                   --                  --
  Officer
Peter K. Kompaniez ..............    1997     $ 235,000   $ 800,000                --               --                      --
  President and Vice Chairman        1996       227,500      20,000                --               87,000                  --
                                     1995       227,500       6,000            --                   --                  --
Steven D. Ira ...................    1997     $ 200,000   $ 550,000                --               --                      --
  Executive Vice President and       1996       194,000      20,000                --               77,000                  --
  Co-Founder                         1995       158,500       6,000                --               --                  --
Thomas W. Toomey ................    1997     $ 180,000   $ 555,000                --               --                      --
  Executive Vice President--         1996       130,000      50,000                --               73,000                  --
  Finance and Administration         1995            (3)     --                --                   --                  --
Harry L. Alcock .................    1997     $ 120,200   $ 300,000                --                4,000                  --
  Senior Vice President--            1996        60,700      22,000                --               --                      --
  Acquisitions                       1995        55,000       6,000            --                      650              --


--------------------------
(1) Excludes 1,227,078, 376,526, 125,632, 165,632 and 14,000 shares of Common
    Stock underlying options granted to Messrs. Considine, Kompaniez, Ira, Toomey and Alcock, respectively, from 1995 to 1997, which were immediately exercised to purchase shares pursuant to the Company's leveraged stock purchase program. See "Certain Relationships and Transactions--Stock Purchase Loans."


(2) Includes all discretionary and incentive cash compensation earned by the Named Executive Officers in 1997.



(3) Mr. Toomey was not an employee of the Company prior to January 1996.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

    Information on options granted in 1997 to the Named Executive Officers is set forth in the following table.


                                              INDIVIDUAL GRANTS(1)
                            --------------------------------------------------------   POTENTIAL REALIZABLE VALUE
                              NUMBER OF      % OF TOTAL                                AT ASSUMED ANNUAL RATES OF
                             SECURITIES     OPTIONS/SARS                              STOCK PRICE APPRECIATION FOR
                             UNDERLYING      GRANTED TO     EXERCISE OR                      OPTION TERM(3)
                            OPTIONS/SARS    EMPLOYEES IN       BASE      EXPIRATION   ----------------------------
NAME                        GRANTED(#)(2)    FISCAL YEAR    PRICE($/SH)     DATE          5%($)         10%($)
--------------------------  -------------  ---------------  -----------  -----------  -------------  -------------
Terry Considine...........           --              --             --            --             --             --
Peter K. Kompaniez........           --              --             --            --             --             --
Steven D. Ira.............           --              --             --            --             --             --
Thomas W. Toomey..........           --              --             --            --             --             --
Harry G. Alcock...........        4,000            0.28%         26.75     2/04/2007  $      67,292  $     170,530


------------------------

(1) Unless otherwise specified, options vest over five years. Under the terms of the 1997 Stock Plan, the plan administrator retains discretion, subject to certain restrictions, to modify the terms of outstanding options. The exercise price of incentive and non-qualified options granted under the 1997 Stock Plan will generally equal the fair market value of a share of Common Stock on the date of grant.

(2) Excludes 691,578, 210,526, 52,632, 52,632 and 14,000 shares of Common Stock underlying options granted to Messrs. Considine, Kompaniez, Ira, Toomey and Alcock, respectively, which were immediately exercised to purchase shares pursuant to the Company's leveraged stock purchase program. See "Certain Relationships and Transactions--Stock Purchase Loans."

(3) Assumed annual rates of stock price appreciation are set forth for illustrative purposes only. The amounts shown are for the assumed rates of appreciation only, do not constitute projections of future stock price performance, and may not be realized.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

    Information on option exercises during 1997 by the Named Executive Officers, and the value of unexercised options held by Named Executive Officers at December 31, 1997 is set forth in the following table.

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS/SARS
                                SHARES                      OPTIONS/SARS AT FY-END(#)         AT FY-END($)(3)
                              ACQUIRED ON       VALUE      ----------------------------  -------------------------
NAME                         EXERCISE(#)(1) REALIZED($)(2) EXERCISABLE   UNEXERCISABLE   EXERCISABLE UNEXERCISABLE
---------------------------  -------------  -------------  -----------  ---------------  ----------  -------------
Terry Considine............      153,000       2,333,250            0          9,600              0       154,800
Peter K. Kompaniez.........       83,800       1,110,450            0          3,200              0        51,600
Steven D. Ira..............            0               0       73,800          3,200      1,180,900        51,600
Thomas W. Toomey...........       73,000         972,250            0              0              0             0
Harry G. Alcock............            0               0        5,241            828         63,185        15,469

------------------------

(1) Excludes 691,578, 210,526, 52,632, 52,632 and 14,000 shares of Common Stock underlying options granted to Messrs. Considine, Kompaniez, Ira, Toomey and Alcock, respectively, which were immediately exercised to purchase shares pursuant to the Company's leveraged stock purchase program. See "Certain Relationships and Transactions--Stock Purchase Loans."

(2) "Value Realized" includes amounts withheld for payment of Federal and state taxes.

(3) Market value of underlying securities at fiscal year-end, less the exercise price. Market value is determined based on the closing price of the Common Stock on the New York Stock Exchange on December 31, 1997 of $36.75 per share.

                 COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

    The four directors who are not members of management (the "Independent Directors") constitute the Compensation Committee. The Compensation Committee:

    - determines the compensation of the Chief Executive Officer and the President

    - reviews and approves the compensation of other corporate officers holding the title of Senior Vice President or above ("Other Senior Management" and, together with the Chief Executive Officer and the President, "Senior Management");

    - reviews the general compensation and benefit practices of the Company; and

    - administers the Company's compensation and stock option plans.

    The Compensation Committee considers various factors, including:

    - recruitment, motivation and retention of the Company's management team;

    - alignment of management financial rewards with shareholder objectives for Total Return (dividend income plus share price appreciation); and

    - reasonability in consideration of all the facts, including Total Return, the size and complexity of the Company and the practices of other real estate investment trusts.

    Compensation of Senior Management is comprised of Base Compensation, Discretionary Compensation and Incentive Compensation. The policy of the Compensation Committee is to set Base Compensation at or below the median paid by comparable companies to executive officers with comparable responsibilities; to utilize Discretionary Compensation, generally cash and not more than Base Compensation, to reward specific achievements; and to make the chief financial reward Incentive Compensation which is tied directly to the creation of shareholder value.

    BASE COMPENSATION. The Compensation Committee determined 1997 Base Compensation for the Chief Executive Officer and for the President; reviewed and approved 1997 Base Compensation for Other Senior Management based upon the recommendation of the Chief Executive Offer and President; and considered such 1997 Base Compensation reasonable.

    DISCRETIONARY COMPENSATION. For 1997, the Compensation Committee considered, among other things:

    - the achievement of the 1997 objective for per share Adjusted Funds from Operations;

    - the growth in the size and complexity of the Company during 1997; and

    - the number and size of 1997 acquisitions and their financings.


    The Compensation Committee considered 1997 to be a year of superior performance by the Company. Recognizing Senior Management's contribution to this performance, the Compensation Committee awarded Discretionary Compensation of $275,000 to Mr. Considine and $235,000 to Mr. Kompaniez, and approved additional Discretionary Compensation of $687,200 to Other Senior Management. Discretionary Compensation is generally equal to 50% or 100% of Base Compensation.


    INCENTIVE COMPENSATION. Beginning in 1997, the Compensation Committee decided to base Incentive Compensation primarily by reference to "Excess Value Added," calculated as the amount, if any, by which the Company's Total Return exceeds Total Returns achieved by other real estate investment trusts (as measured by Morgan Stanley REIT Index) multiplied by the weighted average market value of the Company's stock and OP Units outstanding during the measurement period.

    In 1997, the Company's Total Return was 38.2% which exceeded the 18.6% Total Return of the Morgan Stanley REIT Index; the Company's weighted average equity market value was $914 million; and Excess Value Added was $179.1 million.

    The Compensation Committee awarded Senior Management $18,406,000 in 1997 Incentive Compensation: $3,255,000 in cash and approximately $15,151,000 in options to acquire approximately 4,151,000 shares at $37.375 per share, the closing price of the Company Common Stock on January 21, 1998, the date of the award. The Compensation Committee valued the options at $3.65 per underlying share, based on the advice of an independent financial adviser that considered the exercise price, the terms of the options, the vesting provisions (40% after two years and an additional 20% annually for years three to five), and the likely dividend rate on the underlying stock.

    CHIEF EXECUTIVE OFFICER AND PRESIDENT. In granting the options described above, and in determining the compensation for the Chief Executive Officer and the President, the Compensation Committee considered, among other things, the Company's 1997 financial performance:

    - 38.2% Total Return for 1997 and an average annual Total Return of 38.8% for the past three years;

    - Excess Value Added equal to $179.1 million, based on the Company's 1997 Total Return exceeding that of the Morgan Stanley REIT Index;

    - Increase in the number of apartment units owned or operated from 42,809 to 192,910;

    - Multiple equity offerings raising a total of $637.0 million; and

    - Recruitment of a number of executive officers strengthening Senior Management.

    In consideration of this outstanding performance, Terry Considine, the Company's Chief Executive Officer, and Peter Kompaniez, the Company's President, received:

                                          CONSIDINE            KOMPANIEZ
                                      ------------------    ----------------
Base Compensation..................   $  275,000            $235,000
Discretionary Compensation.........   $  275,000            $235,000
Incentive Compensation(a)
    Cash...........................   $1,785,000            $565,000
    Options to purchase............    2,740,000 share       815,000shares


    The Base Compensation for Messrs. Considine and Kompaniez has been set to equal the median compensation paid to executives with similar responsibilities at comparable companies reviewed by the Compensation Committee.


------------------------

(a) The Incentive Compensation paid to Messrs. Considine and Kompaniez is estimated to equal 6.6% and 2.0%, respectively, of 1997 Excess Value Added.

    The options granted as Incentive Compensation are subject to approval of the Stock Plan Amendment by stockholders at the Company's 1998 Annual Meeting. See "PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE 1997 STOCK PLAN."

    Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company's five most highly paid executive officers. Certain performance based compensation that has been approved by stockholders is not subject to the deduction limit. Certain payments made to the Company's Chief Executive Officer and the Company's President for 1997 did not comply with Section 162(m) and may not be fully deductible by the Company. To meet the stockholder requirements of Section 162(m), the Company's Incentive Compensation Plan is being submitted for approval by the

Company's stockholders at the 1998 annual meeting. However, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible.

EQUITY TRANSACTIONS IN SUPPORT OF COMPENSATION OBJECTIVES

    The Compensation Committee has determined that the Company is well served by the alignment of interest that occurs when the Senior Management has the same financial interests as do other Shareholders. To promote this end, the Compensation Committee and the Board of Directors have:

    - structured Board annual compensation to be paid entirely in stock and stock options, with meeting fees paid in cash;

    - facilitated the purchase of stock at 100% of then current value by making loans to Senior Management and others at interest rates equal to the Company's borrowing cost and with 25% personal recourse; and

    - granted to Senior Management and others options to acquire stock at 100% of then current value which are fully vested only after three or five years.

    For 1998 through 2000, the Company has sold High Performance Units to a joint venture formed by fourteen members of Senior Management and to all four Independent Directors. The High Performance Units have the following features:

    - They were issued for a cash cost of $2,070,000, payable entirely from personal resources of the purchasers;

    - They have nominal value unless the Company's Total Return (dividend income plus share price appreciation) for the three year period from 1998 through 2000 exceeds the greater of 115% of the Total Return of the Morgan Stanley REIT Index or 30%;

    - Total Return in excess of these benchmarks is considered "Excess Shareholder Return," and the High Performance Units receive distributions and allocations of income and loss from the Operating Partnership based on 15% of the Excess Shareholder Return;

    - The High Performance Units must be continued as a long term equity investment in the Company and are only transferable to family members (or a family-owned entity) or in the event of the holder's death or disability.

    The sale of the High Performance Units is subject to stockholder ratification at the Company's 1998 Annual Meeting. The price was established by the Board of Directors based on the advice of an independent financial adviser that such price represented fair market value.

    As a result of the issuance of the High Performance Units, it is anticipated that substantially fewer stock options will be granted for performance in 1998 through 2000, than were granted for the Company's performance for 1997.


Date: March 19, 1998                      J. LANDIS MARTIN (Chairman)


                                          RICHARD S. ELLWOOD

                                          THOMAS L. RHODES

                                          JOHN D. SMITH

    THE ABOVE REPORT WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THE SAME BY REFERENCE.

                            EMPLOYMENT ARRANGEMENTS

    Each of Messrs. Considine, Kompaniez and Ira receive annual cash compensation pursuant to employment contracts with the Company. The initial two-year term of each of these contracts expired in July 1996 but the contracts are automatically renewed for successive one-year terms unless the officer is terminated by the Company. The base salary payable under the employment contracts is subject to annual review and adjustment by the Compensation Committee. The base annual salaries of Messrs. Considine, Kompaniez and Ira are $275,000, $235,000 and $200,000, respectively, for 1997 and 1998. Each of
Messrs. Considine, Kompaniez and Ira are also eligible for a bonus set by the Compensation Committee. See "Compensation Committee Report to Stockholders."

    The employment contracts provide that upon a change in control of the Company or a termination of employment under certain circumstances, the employee will be entitled to a payment equal to three times the average annual salary for the previous three years. The contracts provide that during the term of the contract and for one year thereafter, except with respect to certain existing investments held by the employee (which the employees have committed to liquidate in an orderly manner), in no event will the employees engage in the acquisition, development, operation or management of other multifamily rental apartment properties outside of the Company. In addition, the contracts provide that the employees will not engage in any active or passive investment in property relating to multifamily rental apartment properties, with the exception of the ownership of up to 1% of the securities of any publicly-traded company involved in those activities.

                         STOCK PRICE PERFORMANCE GRAPH


    The following graph compares cumulative total returns for the Company's Common Stock ("AIMCO"), the Standard & Poor's 500 Total Return Index (the "S&P 500"), the SNL Equity REIT Index, the SNL Residential REIT Index and the Morgan Stanley REIT Index from July 29, 1994, the date on which the initial public offering of the Company's Common Stock was consummated (except for the Morgan Stanley REIT Index, which begins on January 1, 1995 the date that results for the index were first published), to December 31, 1997. The SNL Equity REIT Index and the SNL Residential REIT Index were prepared by SNL Securities, an independent research and publishing firm specializing in the collection and dissemination of data on the banking, thrift and financial services industries. The Morgan Stanley REIT Index is published by Morgan Stanley & Co. Incorporated, an investment banking company. The indices are weighted for all companies that fit the definitional criteria of the particular index and are calculated to exclude companies as they are acquired and add them to the index calculation as they become publicly traded companies. All companies of the definitional criteria in existence at the point in time presented are included in the index calculations. The graph assumes the investment of $100 in the Company's Common Stock and in each index on July 29, 1994 (other than the Morgan Stanley REIT Index, which assumes investment of $100 on January 1, 1995), and that all dividends paid have been reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 APARTMENT INVESTMENT AND MANAGEMENT COMPANY
Stock Price Performance
                                                    AIMCO    S&P 500    SNL Equity REIT Index   SNL Residential REIT Index
7/29/94                                          $ 100.00   $ 100.00                 $ 100.00                     $ 100.00
12/31/94                                          $ 94.78   $ 102.85                  $ 98.29                      $ 99.73
12/31/95                                         $ 116.08   $ 141.49                 $ 113.11                     $ 113.22
12/31/96                                         $ 183.47   $ 173.84                 $ 153.77                     $ 148.20
3/31/97                                          $ 192.43   $ 178.50                 $ 154.63                     $ 150.66
6/30/97                                          $ 189.77   $ 209.87                 $ 162.27                     $ 158.62
9/30/97                                          $ 246.12   $ 225.37                 $ 181.98                     $ 172.38
12/31/97                                         $ 253.55   $ 231.86                 $ 185.13                     $ 171.95

 APARTMENT INVESTMENT AND MANAGEMENT COMPANY
Stock Price Performance
                                                 Morgan Stanley REIT Index
7/29/94                                                                 --
12/31/94                                                          $ 100.00
12/31/95                                                          $ 114.20
12/31/96                                                          $ 155.08
3/31/97
6/30/97
9/30/97
12/31/97                                                          $ 183.93


                                                                      PERIOD ENDING
                                  --------------------------------------------------------------------------------------
                                   7/29/94   12/31/94   12/31/95   12/31/96    3/31/97    6/30/97    9/30/97   12/31/97
                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
AIMCO...........................  $  100.00  $   94.78  $  116.08  $  183.47  $  192.43  $  189.77  $  246.12  $  253.55
S&P 500.........................  $  100.00  $  102.85  $  141.49  $  173.84  $  178.50  $  209.87  $  225.37  $  231.86
SNL Equity REIT Index...........  $  100.00  $   98.29  $  113.11  $  153.77  $  154.63  $  162.27  $  181.98  $  185.13
SNL Residential REIT Index......  $  100.00  $   99.73  $  113.22  $  148.20  $  150.66  $  158.62  $  172.38  $  171.95
Morgan Stanley REIT Index.......        N/A  $     100  $  112.90  $  153.42  $  153.76  $  161.34  $  180.15  $  181.92


    THE STOCK PRICE PERFORMANCE GRAPH WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THE SAME BY REFERENCE.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS


    From time to time, the Company has entered into various transactions with certain of its executive officers and directors. The Company attempts to price such transactions based on fair market value, and believes that the transactions are on terms that are as favorable to the Company as could be achieved with unrelated third parties.


FORMATION OF PREFERRED STOCK SUBSIDIARIES

    In order to satisfy certain requirements of the Internal Revenue Code with respect to the Company's continued qualification as a real estate investment trust, from time to time the Company has formed corporations (the "Preferred Stock Subsidiaries") in which the Company holds non-voting preferred stock representing a 95% economic interest in such corporations. The remaining 5% economic interest, which represents 100% of the voting interest, is owned by certain of the Company's executive officers, including Messrs. Considine, Kompaniez and Ira. Although transactions between the Company and the Preferred Stock Subsidiaries are not made on an arms-length basis, the Company believes that such transactions are at fair market value.

    Messrs. Considine, Kompaniez and Ira, collectively, own 5% of the outstanding stock of Property Asset Management Services, Inc. ("PAMS Inc."), a Preferred Stock Subsidiary formed in 1996. During 1997, in connection with the acquisition of NHP Incorporated ("NHP") and certain related assets (the "NHP Acquisition"), the following Preferred Stock Subsidiaries were formed: AIMCO/NHP Holdings, Inc. ("ANHI"), NHP Management Company ("NHP Management"), AIMCO/NHP Properties, Inc. ("ANPI") and NHP A&R Services, Inc. ("NHPAR"). Mr. Considine acquired 4% of the outstanding stock of each of ANHI, NHP Management, ANPI and NHPAR for $2,526,315, $2,219,776, $17,458 and $1,052,631, respectively, with a total of $5,816,180 financed with loans from the Company or the Preferred Stock Subsidiaries. Mr. Kompaniez aqcuired 1% of the outstanding stock of each of ANHI, NHP Management, ANPI and NHPAR for $631,578, $554,944, $4,365 and $263,158, respectively, with a total of $1,454,044 financed with loans from the Company or the Preferred Stock Subsidiaries. For the year ended December 31, 1997, Messrs. Considine, Kompaniez and Ira have received dividends of approximately $1,703,500, $420,700 and $19,550, respectively, on their shares of common stock of the Preferred Stock Subsidiaries, and the Company has received dividends of $40,731,250 on its shares of preferred stock of the Preferred Stock Subsidiaries. Substantially all of the amounts paid as dividends to Messrs. Considine, Kompaniez and Ira were used to pay interest and/or principal due under promissory notes to the Company and the Preferred Stock Subsidiaries.

TRANSACTIONS WITH THE PREFERRED STOCK SUBSIDIARIES

    On April 16, 1997, the Company entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), with Demeter Holdings Corporation ("Demeter"), and Capricorn Investors, L.P. ("Capricorn"), which provided for the Company to acquire an aggregate of 6,930,122 shares of common stock (the "NHP Common Stock"), of NHP. Pursuant to the Stock Purchase Agreement, on May 5, 1997, the Company acquired 2,866,073 shares of NHP Common Stock from Demeter, Capricorn and affiliates of Capricorn, in exchange for 2,142,857 shares of Common Stock, and contributed these shares to ANHI in exchange for the Company's non-voting preferred stock interest in ANHI. In August and September 1997, the Company purchased an aggregate of 5,717,000 shares of NHP Common Stock from ANHI for $20 per share, the price determined pursuant to the Stock Purchase Agreement.

    On August 15, 1997, the Operating Partnership contributed stock of a captive insurance subsidiary to PAMS Inc. Messrs. Considine, Kompaniez and Ira made additional capital contributions (in the form of promissory notes) to PAMS Inc. of $133,389, $26,678 and $25,196, respectively ($185,263 in the aggregate), to maintain their aggregate 5% interest in PAMS Inc. (3.6%, 0.72% and 0.68%, respectively).

    On July 10, 1997, the Operating Partnership entered into a limited partnership (the "Unconsolidated Partnership") with an affiliate of Messrs. Considine and Kompaniez, in which such affiliate acquired a 1% general partnership interest in exchange for promissory notes with an aggregate principal amount of $22,590. The Operating Partnership contributed partnership interests in certain limited partnerships formerly owned by NHP, with an aggregate, estimated value of $2,259,000 for its 99% limited partnership interest in the Unconsolidated Partnership.

    During 1997, in order to preserve the Company's REIT status, the Company transferred the following assets to Preferred Stock Subsidiaries in exchange for non-voting preferred stock: (i) partnership interests with an estimated value of approximately $419,333 million to ANPI: (ii) partnership interests with an estimated value of approximately $5,919 to ANHI: (iii) partnership interests, a $50 million promissory note and certain management agreements with an aggregate estimated value of approximately $53.7 million to NHP Management; and (iv) stock of certain corporations with an estimated value of $25 million to NHPAR.

STOCK PURCHASE LOANS


    During 1997, the Company issued 1,462,735 shares of Common Stock to certain executive officers (or entities controlled by them) for an aggregate purchase price of $34,957,250 which is equal to the aggregate of the closing prices of the Common Stock on the New York Stock Exchange on each date of issuance. In payment for such shares, the executive officers executed notes payable to the Company bearing interest at 7.25% per annum, payable quarterly, and due in 2007. These stock purchase notes are secured by the shares purchased and are recourse as to 15 to 33 percent of the amount borrowed.


    The following table sets forth the amounts owed under such stock purchase notes:


                                                                                       AMOUNTS
                                         HIGHEST                    AMOUNT REPAID   REPAID DURING
                                       AMOUNT OWED     12/31/97         SINCE        1998 (AS OF      2/18/98
NAME                                   DURING 1997      BALANCE       INCEPTION       2/18/98)        BALANCE
------------------------------------  -------------  -------------  --------------  -------------  -------------
Terry Considine.....................  $  23,795,317  $  22,020,964   $ 13,815,026    $ 5,500,000   $  16,520,964
Peter K. Kompaniez..................      7,510,749      4,124,478      7,806,918              0       4,124,478
Steven D. Ira.......................      3,068,884      3,052,093         41,617         12,350       3,039,743
Thomas W. Toomey....................      3,212,525      1,363,946      4,403,724         69,500       1,294,446
Harry G. Alcock.....................        406,050        404,289          2,711         60,000         344,289
David L. Williams...................      1,578,960      1,568,309         10,651              0       1,568,309
Troy Butts..........................      1,050,008      1,048,619          1,389          6,440       1,042,179


MANAGEMENT OF CERTAIN PROPERTIES


    Mr. Considine has retained the Company to manage two properties owned by his affiliates. These contracts are on similar terms as contracts with other property owners and are terminable upon 30 days notice. During 1997, an aggregate of $105,000 in management fees was paid to the Company for management of these properties.


SALE OF HIGH PERFORMANCE UNITS

    On January 21, 1998, the Operating Partnership sold an aggregate of 15,000 High Performance Units to SMP and to Messrs. Rhodes, Ellwood, Martin and Smith for an aggregate purchase price of $2,070,000, of which $1,980,300 was paid by SMP and an aggregate of $89,700 was paid by the four non-employee directors. The purchase price of the High Performance Units was determined by the Board of Directors, based upon the advice of an independent valuation expert that this purchase price represented the fair market value of the High Performance Units. See "PROPOSAL 4: APPROVAL OF THE SALE OF HIGH PERFORMANCE UNITS."

                                 OTHER MATTERS

    SECTION 16(A) COMPLIANCE. Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports (Forms 3, 4 and 5) of stock ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and beneficial owners of more than ten percent of the Company's stock are required by Securities and Exchange Commission regulation to furnish the Company with copies of all such forms that they file.

    Based solely on the Company's review of the copies of Forms 3, 4 and 5 and the amendments thereto received by it for the year ended December 31, 1997, or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during the period ended December 31, 1997, all filing requirements were complied with by its executive officers, directors and beneficial owners of more than ten percent of the Company's stock, with the exception of the following: Messrs. Considine,
Kompaniez and Ira each filed a Form 5 on February   , 1998, disclosing Common
Stock acquired upon conversion of their Class B Common Stock. Messrs. Bonder and DeTuno were each late in filing their Form 3.


    STOCKHOLDERS' PROPOSALS. Proposals of stockholders intended to be presented at the Company's Annual Meeting of Stockholders to be held in 1999 must be received by the Company, marked to the attention of the Secretary, no later than
January   , 1998. Proposals must comply with the requirements as to form and substance established by the Securities and Exchange Commission for proposals in order to be included in the proxy statement.


    OTHER BUSINESS. The Company knows of no other business that will come before the Meeting for action. As to any other business that comes before the Meeting, the persons designated as proxies will have discretionary authority to act in their best judgment.

    AVAILABLE INFORMATION. The Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any reports, statements or other information that the Company files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company's public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at "http://www.sec.gov." Reports, proxy statements and other information concerning the Company also may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.


    The SEC allows the Company to "incorporate by reference" information into this Proxy Statement, which means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information contained directly in the Proxy Statement. This Proxy Statement incorporates by reference the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (Commission file No. 1-13232). This document contains important information about the Company and its financial condition.


    The Company incorporates by reference additional documents that the Company may file with the SEC between the date of this Proxy Statement and the date of the Meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.


    The Company has mailed all information contained or incorporated by reference in this Proxy Statement to stockholders.


    If you are a stockholder, the Company may have sent you some of the documents incorporated by reference, but you can obtain any of them through the Company or the SEC or the SEC's Internet World

Wide Web site described above. Documents incorporated by reference are available from the Company without charge, excluding all exhibits unless specifically incorporated by reference as exhibits in the Proxy Statement. Stockholders may obtain documents incorporated by reference in this Proxy Statement by requesting them in writing from the Company at the following address:

           Apartment Investment and Management Company
           1873 South Bellaire Street
           17th Floor
           Denver, Colorado 80222

    If you would like to request documents from the Company, please do so by
April   , 1998 to receive them before the Meeting. If you request any incorporated documents, they will be mailed to you by first-class mail, or other equally prompt means, within one business day of receipt of your request.


    You should rely only on the information contained or incorporated by reference in this Proxy Statement to vote your shares at the Annual Meeting of Stockholders. The Company has not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement.
This Proxy Statement is dated April   , 1998. You should not assume that the
information contained in the Proxy Statement is accurate as of any date other than that date.


                                          THE BOARD OF DIRECTORS


April   , 1998
Denver, Colorado

                                                                         ANNEX A

                             Amendment No. 1 to the
                  Apartment Investment and Management Company
                      1997 Stock Award and Incentive Plan

    THIS AMENDMENT NO. 1 TO THE APARTMENT INVESTMENT AND MANAGEMENT COMPANY 1997 STOCK AWARD AND INCENTIVE PLAN (the "Amendment"), is adopted as of January 21, 1998, for the benefit of the eligible employees and directors of Apartment Investment and Management Company, a Maryland corporation (the "Company"), AIMCO Properties, L.P., a Delaware limited partnership, and Property Asset Management Services, L.P., a Delaware limited partnership. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to them in the Apartment Investment and Management Company 1997 Stock Award and Incentive Plan (the "Plan").

    1. NUMBER AND SOURCE OF SHARES. Section 3.1 of the Plan is hereby amended and restated in its entirety to read as follows:

       "3.1 NUMBER AND SOURCE OF SHARES. The total number of shares of Stock reserved and available for issuance under the Plan shall be 20,000,000. To the extent that (a) a Stock Option expires or is otherwise terminated without being exercised, or (b) any shares of Stock subject to any Restricted Stock, Deferred Stock or Performance Share award granted hereunder are forfeited, such shares shall again be available for issuance in connection with future awards under the Plan. Such shares may consist, in whole or in part, of treasury shares, authorized and unissued shares or shares of Stock reacquired by the Company."

    2. APPROVAL OF AMENDMENT BY STOCKHOLDERS. This Amendment shall take effect upon its adoption by the Board, but this Amendment (and any grants or awards made in reliance on this Amendment prior to shareholder approval of this Amendment) shall be subject to ratification by the holders of a majority of the issued and outstanding shares of voting securities of the Company, voting at a duly convened shareholders' meeting of the Company, which ratification must occur within twelve (12) months of the date that this Amendment is adopted by the Board. In the event that the shareholders of the Company do not ratify this Amendment at a meeting of the shareholders at which such issue is considered and voted upon, then this Amendment and all Stock Options, Restricted Stock, Deferred Stock and Performance Share awards made in reliance hereon shall immediately terminate and be of no force or effect.

    3. ACKNOWLEDGMENT. Other than as modified pursuant to this Amendment, all of the provisions of the Plan shall continue in full force and effect.

                                                                         ANNEX B

                    APARTMENT INVESTMENT MANAGEMENT COMPANY
                        1998 INCENTIVE COMPENSATION PLAN

    1.  PURPOSE; AWARDS; CONSTRUCTION.

    The purpose of the Apartment Investment Management Company 1998 Incentive Compensation Plan as amended from time to time, (the "Plan") is to afford an incentive to selected executive officers (each, a "participant") of Apartment Investment and Management Company a Maryland corporation (together with the successors, the "Company") or any Subsidiary or Affiliate, to further the Company's success by reinforcing the identity of their interests with those of the Company's stockholders. Pursuant to Section 5 of the Plan, Participants may be awarded incentive compensation based on the achievement of specified financial goals. The Plan is designed to comply with the requirements for "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time and shall be interpreted in a manner consistent with the requirements thereof.

    2.  ADMINISTRATION.

    The Plan shall be administered by the Board of Directors of the Company or a committee thereof established to administer the Plan (the "Administrator"). The Administrator shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the power and authority either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to determine the terms, conditions, restrictions and performance criteria relating to any award; to determine whether, to what extent, and under what circumstances an award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the criteria and performance objectives included in awards in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; to designate Affiliates; to construe and interpret the Plan and any award; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

    The Administrator may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Administrator shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Administrator may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Administrator or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Administrator or such person may have under the Plan. All decisions, determinations and interpretations of the Administrator shall be final and binding on all persons, including the Company, and any Participant (or any person claiming any rights under the Plan from or through any Participant).

    No member of the Administrator shall be liable for any action taken or determination made in good faith with respect to the Plan or any award made hereunder.

    3.  ELIGIBILITY.

    Subject to the conditions set forth below, awards may be made to selected executive officers of the Company, in the discretion of the Administrator. In determining the persons to whom awards shall be made (including the number of shares to be covered by such award), the Administrator shall take into account such factors as the Administrator shall deem relevant in connection with accomplishing the purposes of the Plan.

    4.  SPECIFIC TERMS OF AWARDS.

    At the end of each fiscal year, the Administrator will determine the amount of Excess Shareholder Value (as defined below), for the year, if any. The Administrator may award to executive officers of the Company, in the aggregate, up to fifteen percent (15%) of the Excess Shareholder Value as incentive compensation. The incentive compensation may be paid in cash, securities of the Company or any combination thereof, as determined by the Administrator.

    "Excess Shareholder Value" means, for any year, the amount, if any, by which the Total Return (as defined below) of the Company's Common Stock over that year exceeds the Total Return of stocks in the Morgan Stanley REIT Index or another index, as determined by the Administrator (the "Peer Group Index"), over the same period (up to a maximum of 15% of the Total Return of the Peer Group Index), multiplied by the weighted average market value of the Company's outstanding equity capitalization (Common Stock and Partnership Units of AIMCO Properties, L.P.) during the year.

    "Total Return" means, for any security and for any period, the cumulative total return for such security over such period, as measured by (i) the sum of
(a) the cumulative amount of dividends paid in respect of such security for such period (assuming that all cash dividends are reinvested in such security as of the payment date for such dividend based on the security price on the dividend payment date), and (b) an amount equal to (x) the security price at the end of such period, minus (y) the security price at the beginning of such period, divided by (ii) the security price at the beginning of the measurement period; PROVIDED, HOWEVER, that if the foregoing calculation results in a negative number, the "Total Return" shall be equal to zero.

    5.  GENERAL PROVISIONS.

           (a) APPROVAL OF STOCKHOLDERS. The Plan shall take effect upon its adoption by the Board. The Plan shall be presented to the stockholders for their approval, however, the Plan shall be effective and all awards made hereunder shall be valid regardless of the outcome of the stockholder vote.

           (b) NO RIGHT TO CONTINUED EMPLOYMENT, ETC. Nothing in the Plan or in any award made pursuant thereto shall confer upon any Participant the right to continue in the employ of the Company, or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Participant's employment.

           (c) TAXES. The Company is authorized to withhold from any award made or any payment relating to an award under the Plan, including from a distribution of Stock, or any other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an award, and to take such other action as the Administrator may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

           (d) AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors of the Company may at any time and from time-to-time alter, amend, suspend, or terminate the Plan in whole or in part.

           (e) NO RIGHTS TO AWARDS; NO STOCKHOLDER RIGHTS. No Participant shall have any right to any award under the Plan, and there is no obligation for uniformity of treatment of Participants. Except as provided specifically herein, a Participant or a transferee of an award shall have no rights as a stockholder with respect to any shares of Stock issued in connection with an award until the date of the issuance of a stock certificate to him for such shares.

           (f) UNFUNDED STATUS OF AWARDS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an award, nothing contained in the Plan or any award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

           (g) NO FRACTIONAL SHARES. No fractional shares of Stock shall be issued or delivered in connection with the payment of any award made pursuant to the Plan. The Committee shall determine whether cash or other property shall be paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

           (h) LISTING OR REGISTRATION OF STOCK. Each award is subject to the requirement that, if at any time the Administrator determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable in connection with the payment of an award under the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with an award or the issuance of Stock, no such payment shall be made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

           (i) GOVERNING LAW. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Maryland without giving effect to the conflict of laws principles thereof.

                                                                         ANNEX C

                PROPOSED AMENDMENT TO THE CHARTER OF THE COMPANY

ARTICLE IV, SECTION 1.1, PRIOR TO AMENDMENT:

    1.1 CLASS AND NUMBER OF SHARES. The total number of shares of stock that the Corporation from time to time shall have authority to issue is 160,750,000 shares of capital stock having a par value of $.01 per share, amounting to an aggregate par value of $1,607,500, consisting of 150,000,000 shares initially classified as Class A Common Stock having a par value of $.01 per share ("Class A Common Stock"), 750,000 shares initially classified as Class B Common Stock having a par value of $.01 per share (the "Class B Common Stock") (the Class A Common Stock and Class B Common Stock being referred to collectively herein as the "Common Stock") and 10,000,000 shares initially classified as Preferred Stock having a par value of $.01 per share ("Preferred Stock").

Note: Since the last amendment of this Section of the Charter, (a) conversions of the Class B Common Stock have reduced the authorized capital stock and Class B Common Stock to 160,262,500 shares and 262,500 shares, respectively, and (b) the Board of Directors of the Company has reclassified 8,110,000 shares of the Preferred Stock into 750,000 shares of Class B Cumulative Convertible Preferred Stock, 2,760,000 shares of Class C Cumulative Preferred Stock and 4,600,000 shares of Class D Cumulative Preferred Stock.

ARTICLE IV, SECTION 1.1, AS AMENDED:

    1.1 CLASS AND NUMBER OF SHARES. The total number of shares of stock that the Corporation from time to time shall have authority to issue is 510,750,000 shares of capital stock having a par value of $.01 per share, amounting to an aggregate par value of $5,107,500, consisting of 502,377,500 shares currently classified as Class A Common Stock, par value of $.01 per share ("Class A Common Stock"), 262,500 shares currently classified as Class B Common Stock, par value $.01 per share (the "Class B Common Stock") (the Class A Common Stock and Class B Common Stock being referred to collectively herein as the "Common Stock"), 750,000 shares currently classified as Class B Cumulative Convertible Preferred Stock, par value $.01 per share (the "Class B Preferred Stock"), 2,760,000 shares currently classified as Class C Cumulative Preferred Stock, par value $.01 per share (the "Class C Preferred Stock"), and 4,600,000 shares currently classified as Class D Cumulative Preferred Stock, par value $.01 per share (the "Class D Preferred Stock") (the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, and all other classes or series of preferred stock hereafter classified being referred to collectively herein as the "Preferred Stock").

                                                                         ANNEX D

                                     PROXY
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
        IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF
                THE SIX NOMINEES FOR DIRECTOR AND THE PROPOSALS
                   REFERRED TO IN (2), (3), (4), (5) and (6)


    The undersigned hereby appoints Terry Considine and Peter K. Kompaniez and each of them the undersigned's true and lawful attorneys and proxies (with full power of substitution in each) to vote all Common Stock of Apartment Investment and Management Company (the "Company"), standing in the undersigned's name, at the Annual Meeting of Stockholders of the Company to be held at 1873 South Bellaire Street, Suite 1700, Denver, Colorado, on April [ ], 1998 at 9:00 a.m., Denver time (including any adjournments or postponements thereof, the "Stockholders' Meeting"), upon those matters as described in the Proxy Statement for the meeting and such other matters as may properly come before such meeting.


    A vote FOR the following proposals described in the Proxy Statement for the Stockholders' Meeting is recommended:

    1. To elect all nominees for director listed below (except as marked to the contrary below).

               [ ] FOR [ ] AGAINST

    Terry Considine, Peter K. Kompaniez, Richard S. Ellwood, J. Landis Martin, Thomas L. Rhodes and John D. Smith (INSTRUCTION: To withhold authority for any individual nominee draw a line through such nominee's name)

    2. Approval of the amendment to the Apartment Investment and Management Company 1997 Stock Award and Incentive Plan

               [ ] FOR [ ] AGAINST [ ] ABSTAIN

    3.  Approval of the sale of High Performance Units

               [ ] FOR [ ] AGAINST [ ] ABSTAIN

    4. Approval of the Apartment Investment and Management Company 1998 Incentive Compensation Plan

               [ ] FOR [ ] AGAINST [ ] ABSTAIN

    5.  Approval of the amendment to the Company's Charter

               [ ] FOR [ ] AGAINST [ ] ABSTAIN

    6. Ratification of the selection of Ernst & Young LLP as independent auditors for the calendar year ending December 31, 1998.

               [ ] FOR [ ] AGAINST [ ] ABSTAIN

    If any other business is transacted at the Stockholders' Meeting, the Proxy shall be voted in accordance with the best judgment of the above-named attorneys and proxies.

    Continued on Reverse Side

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                             PROXY FOR COMMON STOCK

    PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS

                                        APRIL   , 1998

                                        Dated:            ,
                                        1998

                                        ----------------------
                                        (Signature of
                                        Stockholder)

                                        ----------------------
                                        (Signature of
                                        Stockholder)

                                        Please sign your name
                                        exactly as it appears
                                        hereon. If acting as
                                        attorney, executor,
                                        trustee, or in other
                                        representative
                                        capacity, please sign
                                        name and title. If
                                        stock is held jointly,
                                        each joint owner
                                        should sign.

                                        PLEASE SIGN, DATE AND
                                        RETURN PROMPTLY IN THE
                                        ENCLOSED ENVELOPE

                                      D-2